                         PHYSICIAN HEALTH CORPORATION
                            990 Hammond, Suite 300
                            Atlanta, Georgia 30328


                               December 31, 1997


J. Michael Ribaudo, M.D.
Metropolitan Plastic and
  Reconstructive Surgery, Ltd.
450 North New Ballas
St. Louis, Missouri 63141

     Re:  Physician Health Corporation ("PHC").
          -------------------------------------

Dear Dr. Ribaudo:

     Reference is made to that certain Asset Purchase Agreement ("Purchase Agreement"), dated as of October 24, 1996, by and among PHC, PHC-St. Louis Acquisition Subsidiary I, Inc. ("PHC-Sub") and Metropolitan Plastic and Reconstructive Surgery, Ltd. ("MPRS"), that certain Practice Management Agreement (the "Management Agreement"), dated as of November 26, 1997, by and among PHC, PHC-Sub and MPRS and that certain General Undertakings Agreement (the "Undertakings Agreement"), dated as of October 25, 1996, by and among PHC, PHC-Sub, MPRS and J. Michael Ribaudo, M.D. ("Ribaudo"), as amended by the Amendment to the Undertakings Agreement (the "Amendment"), dated November 11, 1997, by and among PHC, PHC-Sub, MPRS and Ribaudo (collectively, the Purchase Agreement, Management Agreement, Undertaking Agreement and Amendment are the "MPRS Agreements"). Capitalized terms not otherwise defined in this agreement (this "Letter Agreement") shall have the meanings assigned to such terms in the MPRS Agreements.

     In consideration of good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, PHC, PHC-Sub, MPRS and Ribaudo agree that as of the close of business on December 31, 1997:

      1) The Management Agreement is terminated effective on the earlier to occur of (i) June 30, 1998 and (ii) the date that Ribaudo ceases to practice medicine through MPRS. The parties acknowledge that notwithstanding anything to the contrary contained herein or in the Employment Agreement (hereafter defined) Ribaudo may practice medicine through MPRS up to one full day a week through June 30, 1998 in order that Ribaudo may successfully transition his surgical practice. From and after the date of this Letter Agreement, Ribaudo shall not directly or indirectly sell his interest in MPRS to any person or entity not controlled or managed by PHC or PHC-Sub. Notwithstanding anything to the contrary in this Letter Agreement, (i) from and after the date of this Letter Agreement, neither Ribaudo nor MPRS shall

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          be responsible for payment of a management fee under the Management
          Agreement, (ii) Ribaudo and MPRS shall be responsible for the direct costs of the practice of medicine by Ribaudo from and after the date of this Letter Agreement, (iii) Ribaudo and MPRS shall be entitled to fees derived from the practice of medicine by Ribaudo from and after the date of this Letter Agreement and (iv) neither PHC nor PHC-Sub shall be responsible for any negative difference between fees derived from and direct costs associated with the practice of medicine by Ribaudo from and after the date of this Letter Agreement.

      2) Each of PHC, PHC-Sub and MPRS, their respective predecessors, successors, assigns, agents, and legal representatives forever release and discharge each other, their employees, affiliates, successors, assigns, heirs, agents, and legal representatives of and from any and all claims, demands, controversies, debts, actions, or causes of action, of whatever nature or character, whether now known or unknown, related to or in any way arising out of the Management Agreement or the relationships or transactions giving rise to such. Nothing in this paragraph releases PHC, PHC-Sub and MPRS from their obligations under this Letter Agreement;

      3) MPRS hereby forgives the PHC $500,000, 5% Convertible Subordinated Promissory Note Due 1999, dated November 26, 1996, executed by PHC for the benefit of MPRS (the "Note") and will have no further rights in connection with the Note, including the right to convert the Note into shares of PHC Common Stock;

      4) PHC hereby forgives any and all loans (including interest accrued thereon) made to Ribaudo pursuant to Section 9 of the Undertakings Agreement; [CONFIRM]

      5) PHC will grant to Ribaudo non-qualified stock options (the "Options") to purchase up to 125,000 shares of PHC Common Stock at an exercise price of $4.00 per share, with 1/3 of such Options vesting each year after the date of the grant and with such other terms as be shall set forth in a non-qualified stock option agreement. In the event that Ribaudo's employment is terminated without cause prior to the complete vesting of such options, such options will fully vest on the date of termination of employment;

      6) The right granted to Ribaudo, as set forth in the PHC Written Consent of Directors, dated as of June 16, 1997 (the "Director Consent") and relating to PHC's grant of options to Ribaudo to purchase up to 300,000 shares of Common Stock pursuant to the Undertakings Agreement, to elect to receive a cash payment in event the Company is sold (through a merger, sale of assets or otherwise) at an effective price of less than $4.00 per share of Common Stock, equal to the product of:
          (i) $0.80 multiplied by (ii) the number of options remaining unexercised at the time of such change of control multiplied by (iii) the effective price per share of Common Stock received by the holders of Common Stock in the sale, provided that Ribaudo remains an employee of the Company and surrenders that portion of such options that remain unexercised, is hereby terminated;
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      7)  PHC acknowledges that as of the date of this Letter Agreement, PHC will have responsibility for the lease obligations (the "Lease Obligations") related to 450 North New Ballas Road, Suite 250, St. Louis, Missouri 63141. MPRS and Ribaudo will use their best efforts to help PHC and PHC-Sub obtain tenants who will assume Lease Obligations;

      8) Concurrently with the execution of this agreement, Ribaudo and PHC shall execute an Employment Agreement in the form attached hereto as Exhibit A;

      9) PHC's obligation to pay Ribaudo's quarterly draw as set forth in paragraph 5 of the Undertaking Agreement is terminated;

     10) PHC hereby forgives Ribaudo for all quarterly draw payments which have not been repaid and remain outstanding and forever releases and discharges Ribaudo and MPRS, its employees, affiliates, successors, assigns, heirs, agents, and legal representatives of and from any and all claims, demands, controversies, debts, actions, or causes of action, of whatever nature or character, whether known or unknown, related to or in any way arising out of any quarterly draw payment which has not been repaid to PHC as required by paragraph 5 of the Undertaking Agreement;

     11)  Section 7 of the Undertakings Agreement is hereby terminated;

     12) From and after January 1, 1997, PHC-Sub shall reimburse Ribaudo and MPRS for malpractice insurance premium costs, including tail insurance, at levels consistent with those previously maintained by Ribaudo and MPRS;

     13) From and after January 1, 1997, PHC shall for so long as Ribaudo remains employed by PHC reimburse Ribaudo for up to $5,000 in documented continuing medical education expense;

     14) PHC confirms its agreement to reimburse Ribaudo for 12 months rental expense for an apartment in Atlanta (start date August 15, 1997) and to reimburse Ribaudo for reasonable and documented moving expenses related to the relocation of his personal residence to Atlanta, Georgia from St. Louis, Missouri; and

     15) PHC will reimburse Ribaudo for up to $5,000 in documented legal expenses incurred by him in connection with the negotiation and documentation of this Letter Agreement and the other agreements contemplated hereby.

     16) In recognition of Ribaudo's substantial role in PHC's 1997 acquisition program as a whole, PHC will pay Ribaudo the $600,000 referenced in
          Section 2 of the Undertakings Agreement.

     This Letter Agreement shall be governed and construed under the laws of the State of Georgia except to the extent the MPRS Agreements and the Note provide otherwise. If any term, provision, covenant, or condition of this Letter Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, it is to that extent deemed omitted and the remainder of this Letter Agreement shall continue in full force and effect. Furthermore, in lieu of each illegal, invalid or unenforceable provision of this Letter Agreement, there shall be added automatically as part of this
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Letter Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     This Letter Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Letter Agreement.

     Please execute this Letter Agreement in the space provided below to evidence that the above is in accordance with our understanding.

                              Very truly yours,

                              Physician Health Corporation

                              By: /s/ Sarah C. Garvin
                                 --------------------
                                      Sarah C. Garvin
                                      President


AGREED AND ACCEPTED:


 /s/ J. Michael Ribaudo
-----------------------
J. Michael Ribaudo, M.D.


Metropolitan Plastic and Reconstructive Surgery, Ltd.

By:   /s/ J. Michael Ribaudo
      ----------------------
Printed Name:    J. Michael Ribaudo
                 ------------------
Title:           President
                 ------------------


PHC-St. Louis Acquisitions Subsidiary I

By:   /s/ J. Michael Ribaudo
      ----------------------
Printed Name:    J. Michael Ribaudo
                 ------------------
Title:           President
                 ------------------